SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K



                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) : March 27, 1997


                          SIMON DeBARTOLO GROUP, INC.

            (Exact name of registrant as specified in its charter)




     Maryland                 1-12618             35-1901999
  ---------------           -------------       ----------------
  (State or other           (Commission         (IRS Employer
    jurisdiction             File Number)     Identification No.)
  of incorporation)





                          115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
         (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         (Former name or former address, if changed since last report)




       01 of 38
===============================================================================

Item 5.  Other Events


      On March 27, 1997 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., Simon Property Group, L.P. and properties owned or managed as of December 31, 1996, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing

 99                 Supplemental Information   4
                    as of December 31, 1996

       02 of 38
===========================================================================
                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  March 27, 1997




                         SIMON DeBARTOLO GROUP, INC.


                              By: \s\ James M. Barkley
                                 ----------------------
                                 James M. Barkley,
                                 Secretary/General Counsel

       03 of 38
===========================================================================

                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                            As of December 31, 1996



    Information                                      Page

Overview                                              5

Ownership Structure                                  6-7

Reconciliation of Net Income to Funds
 from Operations ("FFO")                              8

Selected Financial Information                       9-10

Portfolio GLA, Occupancy & Rent Data                11-13

Rent Information                                    14-16

Lease Expirations                                   17-18

Scheduled Debt Amortization and Maturities            19

Summary of Mortgage Indebtedness                      20

Summary of Mortgage Indebtedness by Maturity        21-26

Summary of Variable Rate Debt and Interest Rate
 Protection Agreements                              27-28

New Development Activities                            29

Renovation/Expansion Activities                     30-31

Capital Expenditures                                  32

Gains on Sales of Peripheral Land                     33

Teleconference Text - February 19, 1997             34-38

       04 of 38
============================================================================
                             SIMON DeBARTOLO GROUP
                                   Overview






The Company


Simon DeBartolo Group, Inc. (the "Company" or "SDG") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996, of DeBartolo Realty Corporation ("DRC") into Simon Property Group, Inc..

Through its majority owned subsidiaries, Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (collectively, the "Operating Partnership"), the Company owns or has an interest in 186 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 113 million square feet of gross leasable area in 33 states. The Company, together with its affiliated management companies, manages approximately 129 million square feet of gross leasable area in retail and mixed-use properties.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of December 31, 1996, on a combined basis for Simon DeBartolo Group. Certain operational information is also provided for the SPG and DRC portfolios individually.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

       05 of 38
=============================================================================
                             SIMON DeBARTOLO GROUP
                         ECONOMIC OWNERSHIP STRUCTURE
                            As of December 31, 1996



SIMON DeBARTOLO GROUP, L.P. (the "Operating Partnership")

Total Common Shares and Units Outstanding = 157,854,465 (1)

  Operational Assets:
  -------------------
     113 Regional Malls
     65 Community Shopping Centers
     3 Specialty Retail Centers
     4 Mixed-Use Properties
     1 Value-Oriented Super-Regional Mall

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           59.2%
       Simon Family                                   2.1%
       DeBartolo Family                               0.0%
       Executive Management                           0.1%
                                                     -----
                                                     61.4%
                                                     -----

     Limited Partners
       Simon Family                                  21.9%
       DeBartolo Family                              14.1%
       Other Limited Partners                         2.5%
       Executive Management                           0.1%
                                                     -----
                                                     38.6%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(3)
  61.4% General Partner of Operating Partnership

  Common Shareholders                       Shares(2)       %
  -------------------                       ---------      --

  Public Shareholders                     93,330,766    96.4%
  Simon Family                             3,315,101     3.4%
  DeBartolo Family                            32,585     0.0%
  Executive Management                       201,963     0.2%
                                          ----------   ------
                                          96,880,415   100.0%

Limited Partners ("Limited Partners")
  38.6% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,574,342    56.7%
  DeBartolo Family                        22,207,888    36.4%
  Executive Management                       153,498     0.3%
  Other Limited Partners                   4,038,322     6.6%
                                          ----------   ------
                                          60,974,050   100.0%


(1) Schedule excludes preferred stock: 4 million shares of Series A issued on 10/27/95 and 8 million shares of Series B issued on 9/27/96.
(2) Comprised of 93,676,415 registered shares and 3,204,000 unregistered shares - Simon Family 3,200,000 Class B common and DeBartolo Family 4,000 Class C common.
(3) General partner of Simon DeBartolo Group, L.P. and Simon Property Group,
   L.P.


       06 of 38
=============================================================================
                             SIMON DeBARTOLO GROUP
                  Changes in Common Stock and Unit Ownership
        For the Period from December 31, 1995 through December 31, 1996


                                                Operating
                                               Partnership    Company
                                                  Units    Common Shares

Number Outstanding at December 31, 1995 (SPG)   37,282,628  58,360,195


March 22 Award of Restricted Stock
 (Stock Incentive Program)                            -        200,030

Common Shares and Units Issued in the Merger
 with DRC                                       23,219,012  37,873,965

Class C Common Shares Issued in the Merger
 with DRC                                             -          4,000

Issuance of Stock to former DeBartolo Employees
 in connection with the Merger                        -         70,074

Issuance of Stock for Employee Stock
 Option Exercises                                     -        367,151

September 4 Issuance of Stock for Director
 Stock Option Exercise                                -          5,000

October 4 Issuance of Units for Increased
 Ownership of North East Mall                      472,410                 -


Number Outstanding at December 31, 1996         60,974,050  96,880,415


           Total Common Shares and Units Outstanding at December 31,
                               1996: 157,854,465

       07 of 38
===============================================================================
           SIMON DeBARTOLO GROUP
 Reconciliation of Net Income to Funds From
           Operations ("FFO") (1)
          As of December 31, 1996

   (In thousands, except per share data)

                                                 Twelve Months Ended
                                                     December 31,
                                                ---------------------
The Operating Partnership                           1996         1995
                                                 -------     --------
Income of the Operating Partnership before
Extraordinary Items                             $134,663     $101,505

Plus:  Depreciation and Amortization from
Consolidated Properties                          135,226       92,274

Less:  Minority Interest Portion of Depreciation
and Amortization                                 (3,007)      (2,900)

Plus:  SDG's Share of  Depreciation and
Amortization from Unconsolidated Affiliates       20,159        6,466

Plus:  Merger Integration Costs                    7,236            -

Less:  Preferred Dividends                      (12,694)      (1,490)

Less:  SDG's Share of Gains and Losses from Sale of
Assets                                              (88)        2,054

Funds from Operations of the Operating
Partnership                                     $281,495     $197,909
     Percent Increase                              42.2%

Weighted Average Common Shares and Units
Outstanding                                      120,182       92,666

FFO per Share/Unit                                 $2.34        $2.14
     Percent Increase                               9.3%

Simon DeBartolo Group, Inc.

FFO Allocable to SDG, Inc.                      $172,468     $118,376
     Percent Increase                              45.7%

Weighted Average Common Shares Outstanding        73,586       55,312

FFO per Share                                      $2.34        $2.14
     Percent Increase                               9.3%

Distributions per Common Share/Unit                $1.63 (2)     $1.97


(1) FFO amounts were calculated in accordance with the National Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's December 31, 1996, Form 10-K.
(2) Represents distributions declaration in 1996, which includes a distribution of $0.1515 per share declared on August 1996, in connection with the Merger, designated to align the time periods of distributions of the merged companies. On January 23, 1997, the Company declared a distribution of $0.4925 per share payable on February 21, 1997, to shareholders of record on February 7, 1997.
The current annual distribution rate is $1.97 per share.



       08 of 38
===============================================================================
        SIMON DeBARTOLO GROUP
    Selected Financial Information
       As of December 31, 1996

   (In thousands, except as noted)

                                          Twelve
                                          Months
                                           Ended
                                          December              %
                                          31, 1996      1995  Change
Financial Highlights(1)

Total Revenues - Consolidated Properties
                                           $747,704  $553,657  35.0%

Total EBITDA of Portfolio Properties
                                           $615,322  $437,548  40.6%
EBITDA After Minority Interest
                                           $497,215  $357,158  39.2%

Net Income Available to Common
Shareholders                                $72,561   $57,781  25.6%
Net Income Available to Common
Shareholders per Share                        $0.99     $1.04  -4.8%

Funds from Operations of the Operating
Partnership                                $281,495  $197,909  42.2%
Funds from Operations Allocable to Simon
DeBartolo Group, Inc.                      $172,468  $118,376  45.7%

Funds from Operations per Common Share         $2.34     $2.14   9.3%

Common Stock Distributions Declared, per
Common share                                  $1.63     $1.97      -
                                                (2)


Operational Statistics(3)

Occupancy at End of Period:
     Regional Malls (4)                        84.7%     85.5%   -0.8%
     Community Shopping Centers (5)            91.6%     93.6%   -2.0%

Average Base Rent per Square Foot:
     Regional Malls (4)                       $20.68    $19.18    7.8%
     Community Shopping Centers (5)            $7.65     $7.29    4.9%

Total Tenant Sales Volume, in millions:
(6)
     Regional Malls (7)                     $  6,470   $ 6,098    6.1%
     Community Shopping Centers (5)         $  1,451   $ 1,551   -6.4%

Regional Malls:
     Total Sales per Sqaure Foot (8)        $    290   $   274    5.9%
     Comparable Sales per Square Foot (8)   $    298   $   278    7.2%
     Cost of Occupancy (8)                     11.4%     11.6%   -0.2%

Number of Properties Open at End of
Period                                           186       184   1.1%

(1)   Not adjusted to give effect to the Merger prior to August 9, 1996.
(2) Represents distributions declaration in 1996, which includes a distribution of $0.1515 per share declared on August 9, 1996, in connection with the Merger, designated to align the time periods of distributions of the merged companies. On January 23, 1997, the Company declared a distribution of $0.4925 per share payable on February 21, 1997, to shareholders of record on February 7, 1997.
      The current annual distribution rate is $1.97 per share.
(3) Based upon the business and properties of SPG and DRC on a combined basis to give effect to the Merger for all periods reported.
(4)   Includes mall and freestanding stores.
(5)   Includes all Owned GLA.
(6)   Represents only those tenants who report sales.
(7) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.
(8) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which excludes large space users.




       09 of 38
=============================================================================
         SIMON DeBARTOLO GROUP
    Selected Financial Information
        As of December 31, 1996

    (In thousands, except as noted)

                                          December 31,   December 31,
Equity Information and Statistics (1)          1996          1995
                                           -----------    ----------
Units Outstanding at End of Period               60,974        37,283
Common Shares Outstanding at End of
Period                                          96,880        58,360
                                           -----------    ----------
Total Common Shares and Units Outstanding
at End of Period                               157,854        95,643
                                           ===========    ==========
Weighted Average Units Outstanding               46,596        37,354
Weighted Average Common Shares
Outstanding                                     73,586        55,312
                                           -----------    ----------
Weighted Average Common Shares and Units
Outstanding                                    120,182        92,666
                                           ===========    ==========
Common Stock Price at End of Period         $     31.00    $   24.375

Equity Market Capitalization(2)             $ 5,193,488    $2,431,294

Total Capitalization - Consolidated Debt    $ 8,875,472    $4,412,053
Only

Debt-to-Market Capitalization -
Consolidated Only                                41.5%         44.9%

Total Capitalization - Including SDG
Share of JV Debt (millions)                $ 9,322,144    $4,579,697

Debt-to-Market Capitalization - Including
SDG Share of JV Debt                             44.3%         46.9%



                                          December 31,   December 31,
Selected Balance Sheet Information             1996         1995(1)

Total Assets                                $ 5,895,910    $2,556,436

Consolidated Debt                           $ 3,681,984    $1,980,759

Joint Venture Debt                          $ 1,121,804    $  410,652

SDG Share of Joint Venture Debt             $   448,218    $  167,644




(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.
(2)  Market value of Common Stock and Units plus book value of Preferred Stock.


       10 of 38
==============================================================================
                             SIMON DeBARTOLO GROUP
                     Portfolio GLA, Occupancy & Rent Data
                            As of December 31, 1996

                                                     % of      Avg Annualized
                                Total       % of    Owned      Base Rent Per
                    GLA         Owned      Owned  GLA Which     Leased SqFt
Type/Property     Sq. Ft.        GLA        GLA   is Leased      Owned GLA

Regional Malls

-Anchor          59,512,851    19,553,426   29.0%      98.7%        $3.19

-Mall Store      32,353,889    32,353,889   48.1%      84.5%        21.06
-Freestanding     1,613,271       803,652    1.2%      90.1%         7.08
     Subtotal    33,967,160    33,157,541   49.3%      84.7%       $20.68


Regional Mall
  Total          93,480,011    52,710,967   78.3%      89.9%       $13.37

Community
  Shopping Centers

-Anchor          10,452,601     6,359,682    9.5%      92.6%        $6.32
-Mall Store       3,886,049     3,804,959    5.6%      89.3%         9.99
-Freestanding       804,023       316,084    0.5%      98.7%         7.38

Community Ctr.
  Total          15,142,673    10,480,725   15.6%      91.6%        $7.65


Office Portion
  of Mixed-Use
  Properties      2,003,437     2,003,437    3.0%      94.7%       $18.78

Mills-type
  Properties
  and Other       2,653,529     2,119,754    3.1%


GRAND TOTAL     113,279,650    67,314,883  100.0%

                               Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
          12/31/96               84.7%                 91.6%
          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%
          12/31/93(3)                     85.9%             (4)
          12/31/92(3)                     85.9%             (4)

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(4) Information not available as community shopping center statistics for the DRC Portfolio were not historically calculated prior to 1994.

       11 of 38
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                                SIMON PORTFOLIO
                          GLA, Occupancy & Rent Data
                            As of December 31, 1996

                                            %      % Owned  Avg Annualized
                                Total       of       GLA     Base Rnt Per
                                Owned     Owned     Which    Leased Sq Ft
Type of PropertyGLA-Sq. Ft.      GLA       GLA    is Leased  of Owned GLA

Regional Malls

-Anchor         30,368,592      9,292,645  23.9%         99.1%      $2.99

-Mall Store     17,211,558     17,211,558  44.3%         87.0%      20.50
-Freestanding    1,110,825        448,738   1.2%         95.3%       6.67
     Subtotal   18,322,383     17,660,296  45.5%         87.2%     $20.10


Regional Mall
  Total         48,690,975     26,952,941  69.4%         91.3%     $13.52

Community Shopping Centers

-Anchor          8,087,158      5,060,765  13.0%         93.6%      $6.42
-Mall Store      3,047,073      2,965,983   7.6%         89.7%       9.98
-Freestanding      778,124        304,765   0.8%        100.0%       6.99

Community Ctr.
 Total          11,912,355      8,331,513  21.4%         92.4%      $7.67

Office Portion
 of Mixed-Use
 Properties      1,446,136      1,446,136   3.7%         94.7%     $20.34

Mills-type
 Properties
 and Other       2,653,529      2,119,754   5.5%


GRAND TOTAL     64,702,995     38,850,344 100.0%

                               Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
          12/31/96               87.2%                 92.4%
          12/31/95               86.4%                 95.1%
          12/31/94               86.2%                 94.6%
          12/31/93               85.6%                 89.3%
          12/31/92               84.6%                 89.3%

     (1) Includes mall and freestanding stores.
     (2) Includes all Owned GLA.

       12 of 38
=========================================================================
                              DeBARTOLO PORTFOLIO
                          GLA, Occupancy & Rent Data
                            As of December 31, 1996

                                                    % of    Avg Annualized
                                Total      % of   Owned GLA Base Rent Per
                   GLA          Owned     Owned     Which    Leased Sq Ft
Type/Property    Sq. Ft.         GLA       GLA    is Leased  of Owned GLA

Regional Malls

-Anchor         29,144,259     10,260,781  36.1%         98.4%      $3.38

-Mall Store     15,142,331     15,142,331  53.2%         81.7%     $21.74
-Freestanding      502,446        354,914   1.2%         83.6%       7.70
     Subtotal   15,644,777     15,497,245  54.4%         81.7%     $21.41


Region Mall
 Total          44,789,036     25,758,026  90.5%         88.4%     $13.21

Community
 Shopping
 Centers

-Anchor          2,365,443      1,298,917   4.6%         88.5%      $5.93
-Mall Store        838,976        838,976   3.0%         88.1%      10.03
-Freestanding       25,899         11,319   0.0%         63.2%      24.00

Community Ctr.
 Total           3,230,318      2,149,212   7.5%         88.2%      $7.57

Mixed-Use
 Properties

-Office Portion    557,301        557,301   2.0%         94.7%     $14.76


GRAND TOTAL     48,576,655     28,464,539 100.0%

                               Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
          12/31/96               81.7%                 88.2%
          12/31/95               84.4%                 87.6%
          12/31/94               85.0%                 91.1%
          12/31/93               86.2%                  (3)
          12/31/92               87.2%                  (3)


     (1)  Includes mall and freestanding stores.
     (2)  Includes all Owned GLA.
     (3) Information not available as community shopping center statistics were not historically calculated.

       13 of 38
=========================================================================
                             SIMON DeBARTOLO GROUP
                               Rent Information
                            As of December 31, 1996




Average Base Rent


                 Mall and                       Community
           Freestanding Stores     %             Shopping      %
As of         Regional Malls     Change          Centers     Change
12/31/96          $20.68          7.8%            $7.65        4.9%
12/31/95(1)        19.18          4.4              7.29        2.4
12/31/94(1)        18.37          3.8              7.12        N/A
12/31/93(1)        17.70          5.0               N/A        N/A
12/31/92(1)        16.85          N/A               N/A        N/A


Rental Rates



                      Base Rent (2)
               Store Openings  Store Closings         Amount of Change
Year           During Period   During Period         Dollar   Percentage
              ---------------  -------------       ---------  ---------

Regional Malls:
1996               $23.59          $18.73            $4.86      25.9%



Community Shopping Centers:
1996               $8.18           $6.16             $2.02      32.8%


(1) On a pro forma combined basis.
(2) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

       14 of 38
=========================================================================
                                SIMON PORTFOLIO
                               Rent Information
                            As of December 31, 1996

Average Base Rent


                  Mall and                          Community
            Freestanding Stores     %                Shopping       %
As of        at Regional Malls    Change             Centers      Change
12/31/96           $20.10           7.6%               $7.67       5.5%
12/31/95            18.68           7.2                 7.27       2.5
12/31/94            17.43           3.1                 7.09       3.1
12/31/93            16.91           4.8                 6.88       1.5
12/31/92            16.14           7.9                 6.78       8.1


Rental Rates


                      Base Rent (1)
               Store Openings  Store Closings         Amount of Change
Year           During Period   During Period          Dollar    Percentage

Regional Malls:
1996               $23.54         $17.24               $6.30      36.5%

1995                21.92          16.54                5.38      32.5
1994                18.67          13.35                5.32      39.9
1993                21.45          15.18                6.27      41.3
1992                20.09          14.21                5.88      41.4

Community Shopping
 Centers:
1996                $7.90          $5.82               $2.08      35.7%
1995                10.00           8.78                1.22      13.9
1994                10.43          11.33               (0.90)     (7.9)
1993                11.66           9.59                2.07      21.6
1992                 9.40           9.08                0.32       3.5

(1) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

       15 of 38
=========================================================================
                              DeBARTOLO PORTFOLIO
                               Rent Information
                            As of December 31, 1996

Average Base Rent


         Freestanding Stores    %          Community       %
As of     at Regional Malls   Change    Shopping Centers Change
12/31/96         $21.41        8.2%           $7.57        3.1%
12/31/95          19.78        2.0             7.34        1.2
12/31/94          19.39        4.6             7.25       N/A
12/31/93          18.49        5.1             N/A        N/A
12/31/92          17.54        6.5             N/A        N/A
Rental Rates



                        Base Rent(1)
              Store Openings  Store Closings       Amount of Change
Year          During Period   During Period      Dollar       Percentage

Regional Malls:
1996                $23.66       $20.39           $3.27         16.0%

1995                 25.10        20.46            4.64         22.7
1994                 23.01        18.69            4.32         23.1
1993                 23.06        17.08            5.98         35.0
1992                 21.03        15.86            5.17         32.6

Community Shopping
 Centers:
1996                 $8.99        $7.91           $1.08         13.7%

1995                 10.94        10.45            0.49          4.7
1994                  8.09         8.17           (0.08)        -1.0
1993                  5.62         5.97           (0.35)        -5.9
1992                  9.61         9.40            0.21          2.2

(1) For periods prior to 1996, represents average rent for new leases versus rent for prior tenants in same units, regardless of when prior leases terminated. 1996 methodology was modified to conform with the Simon Property method.

       16 of 38
=========================================================================

SIMON DeBARTOLO GROUP
Lease Expirations (1)
As of December 31, 1996


                      Number of       Square     Avg. Base Rent
                        Leases         Feet        per Square
       Year            Expiring                      Foot
                                                  at 12/31/96

Regional Malls -
 Mall &
Freestanding Stores

1997                        1,031     2,217,510             19.79
1998                        1,050     2,038,377             23.15
1999                        1,047     2,344,286             21.39
2000                        1,029     2,317,013             22.30
2001                          960     2,447,526             20.22
2002                          705     2,155,803             19.96
2003                          711     2,039,247             22.02
2004                          688     2,160,114             21.99
2005                          650     2,282,666             20.26
2006                          893     2,693,455             23.07
TOTALS                      8,764    22,695,997            $21.44


Regional Malls -
    Anchor Tenants

1997                            7         840,100            1.43
1998                           13       2,073,955            1.66
1999                           12       1,620,140            1.74
2000                           11       1,748,754            1.95
2001                           12       1,709,665            2.15
2002                            4         480,856            1.92
2003                            5         478,440            3.90
2004                           13       1,130,439            4.37
2005                           10       1,213,825            2.77
2006                           12       1,397,123            3.51
TOTALS                         99      12,693,297           $2.41


Community Centers -
 Mall Stores &
 Freestanding Stores

1997                          117         319,470           10.40
1998                          174         497,197           10.59
1999                          169         528,947           10.42
2000                          146         582,998            9.59
2001                          111         380,076           10.76
2002                           57         282,634            9.37
2003                           24         175,029            9.18
2004                           22         134,600           11.18
2005                           29         248,208            8.28
2006                           17         138,809            9.28
TOTALS                        866       3,287,968          $10.01


 (Page) 17 of 38
========================================================================

Community Centers
 - Anchor Tenants

1997                            7       182,999              7.24
1998                            2        63,195              5.48
1999                            7       207,706              5.16
2000                            5       178,733              6.24
2001                           10       442,483              3.62
2002                            5       199,760              6.80
2003                            8       273,486              6.64
2004                            7       183,317              6.43
2005                            9       556,945              5.74
2006                           10       592,910              5.90
TOTALS                         70     2,881,534             $5.75




(1) Does not consider the impact of options that may be contained in leases.


       18 of 38
=========================================================================

    SIMON DeBARTOLO GROUP
 Scheduled Debt Amortization
       and Maturities
   As of December 31, 1996
       (In thousands)


                          Scheduled    Scheduled
          Year            Amortization   Maturities      Total

      Consolidated
       Properties

 Mortgage Indebtedness

          1997                19,829       30,000       49,829
          1998                18,819      348,880      367,699
          1999                22,847      223,408      246,255
          2000                25,242      369,905      395,147
          2001                23,156      636,794      659,950
          2002                19,909      407,334      427,243
          2003                12,721      369,280      382,001
          2004                 8,950      160,280      169,230
          2005                 8,360       35,944       44,304
          2006                 8,085       48,048       56,133
       Thereafter                  0      291,734      291,734

                            $167,918   $2,921,607   $3,089,525

    Corporate Credit
        Facility

          1999                     0      230,000      230,000

     Unsecured Debt

          2003                     0      100,000      100,000
          2006                     0      250,000      250,000

     Adjustment of
    Indebtedness to
  Fair Mkt Value, Net              0       12,459       12,459

Total Consolidated Debt     $167,918   $3,514,066   $3,681,984


     Joint Ventures

          1997                 2,461       12,763       15,224
          1998                 2,168      175,000      177,168
          1999                 2,357      259,623      261,980
          2000                 2,357       77,089       79,446
          2001                 4,651       62,032       66,683
          2002                 3,789       47,324       51,113
          2003                 2,777      172,444      175,221
          2004                 2,986            0        2,986
          2005                   262      160,471      160,733
          2006                     0      131,250      131,250
       Thereafter                               0            0

Total Joint Venture Debt     $23,808   $1,097,996   $1,121,804



       19 of 38
=========================================================================

                                SIMON DEBARTOLO GROUP
                    Summary of Mortgage Indebtedness By Maturity
                               As of December 31, 1996
                                   (In thousands)



                                               Principal     SDG's        Weighted
                                                Balance     Share of      Average
                                                12/31/96  Loan Balance Interest Rate

   Consolidated Fixed Rate Debt                 2,441,990     2,389,852          7.76%
   Unsecured Fixed Rate Debt                      350,000       350,000          6.84%
   Adjustment of Indebtedness to Fair
  Market Value & Other, Net - Fixed
  Rate Debt                                        12,721        12,721           N/A
                                                --------- -------------- --------------
       Subtotal                                 2,804,711     2,752,573          7.60%

   Consolidated Variable Rate Debt                647,535       596,024          6.41%
   Corporate Credit Facility
  Variable Rate Debt                              230,000       230,000          6.43%
   Adjustment of Indebtedness to Fair
  Market Value & Other, Net - Variable
  Rate Debt                                         (262)         (262)           N/A
                                                --------- -------------- --------------
       Subtotal                                   877,273       825,762          6.41%

   Mortgage and Other Notes Payable
  Consolidated Balance Sheets                   3,681,984     3,578,335          7.33%
                                                ========= ============== ==============

  Joint Venture Fixed Rate Debt                  614,885        253,744          7.67%

  Joint Venture Variable Rate Debt               506,919        194,474          6.71%
                                                --------- -------------- --------------
   Mortgages and Other Notes
  Payable Partnerships and Joint
  Ventures                                     1,121,804        448,218          7.26%
                                               ========= ============== ==============

       20 of 38
=========================================================================


                                SIMON DEBARTOLO GROUP
                    Summary of Mortgage Indebtedness By Maturity
                               As of December 31, 1996
                                   (In thousands)


                                                                          Weighted
                                               Principal     SDG's        Average
           Property         Maturity  Interest  Balance      Share     Interest Rate
              Name            Date      Rate    12/31/96    of Loan       by Year
                                                            Balance


Consolidated Properties
Fixed Rate Debt:

        Subtotal 1997                                   0             0

   White Oaks Mall           03/01/98     7.70%    16,500         9,061
   Ross Park Mall            08/15/98     6.14%    60,000        60,000
                                                --------- --------------
        Subtotal 1998                              76,500        69,061          6.34%

   Great Lakes Mall          03/15/99     7.07%     8,719         8,719
   West Ridge Mall           06/01/99     8.00%    50,005        50,005
   Ingram Park Mall          11/01/99     9.63%     7,000         7,000
   Ingram Park Mall          12/01/99     8.10%    49,107        49,107
   Barton Creek Square       12/30/99     8.10%    63,549        63,549
   La Plaza Mall             12/30/99     8.25%    50,526        50,526
                                                --------- --------------
        Subtotal 1999                             228,906       228,906          8.12%

   Windsor Park Mall         06/01/00     8.00%     6,009         6,009
   Trolley Square            07/23/00     5.81%    19,000        17,100
   North East Mall           09/01/00    10.00%    22,442        22,442
   Bloomingdale Court        12/01/00     8.75%    29,009        29,009
   Forest Plaza              12/01/00     8.75%    16,904        16,904
   Fox River Plaza           12/01/00     8.75%    12,654        12,654
   Lake View Plaza           12/01/00     8.75%    22,169        22,169
   Lincoln Crossing          12/01/00     8.75%       997           997
   Matteson Plaza            12/01/00     8.75%    11,159        11,159
   Regency Plaza             12/01/00     8.75%     1,878         1,878
   St. Charles Towne Pl      12/01/00     8.75%    30,887        30,887
   West Ridge Plaza          12/01/00     8.75%     4,612         4,612
   White Oaks Plaza          12/01/00     8.75%    12,345        12,345
                                                --------- --------------
        Subtotal 2000                             190,065       188,165          8.61%

   Biltmore Square           01/01/01     7.15%    28,265        28,265
   Chesapeake Square         01/01/01     7.28%    52,576        52,576
   Port Charlotte            01/01/01     7.28%    46,548        46,548
   Great Lakes Mall          03/15/01     6.74%    54,137        54,137
   Securitized Debt Fin (1)  03/01/01     8.12%   366,346       366,346
                                                --------- --------------
        Subtotal 2001                             547,872       547,872          7.78%

   Gulf View Square          01/01/02     8.25%    38,600        38,600
   Paddock Mall              01/01/02     8.25%    30,700        30,700
   Columbia Shopping Ct      03/15/02     7.62%    43,369        43,369
   Lima Mall                 03/15/02     7.12%    19,412        19,412
   Northgate Mall            03/15/02     7.62%    80,983        80,983
   Tacoma Mall               03/15/02     7.62%    94,752        94,752
   Crossroads Mall           07/31/02     7.75%    41,440        41,440
   North Riverside Park      09/01/02     9.38%     4,117         4,117
   North Riverside Park      09/01/02    10.00%     3,668         3,668
   Hutchinson Mall           10/01/02     8.44%    11,523        11,523
                                                --------- --------------
        Subtotal 2002                             368,564       368,564          7.80%

   Battlefield Mall          06/01/03     7.50%    50,724        50,724
   South Park Mall           06/15/03     7.25%    24,748        24,748
   Anderson Mall             12/15/03     6.74%    19,000        19,000
   Forest Mall               12/15/03     6.74%    12,800        12,800
   Forest Village Park       12/15/03     6.16%    20,600        20,600
   Golden Ring Mall          12/15/03     6.74%    29,750        29,750
   Longview Mall             12/15/03     6.16%    22,100        22,100
   Markland Mall             12/15/03     6.74%    10,000        10,000
   Midland Park Mall         12/15/03     6.31%    22,500        22,500
   Miller Hill Mall          12/15/03     6.74%    34,500        34,500
   Muncie Mall               12/15/03     6.99%    20,000        20,000
   Muncie Mall               12/15/03     6.74%    24,000        24,000
   North Towne Square        12/15/03     6.31%    23,500        23,500
   Towne West Square         12/15/03     6.16%    40,250        40,250
   Miami International       12/21/03     6.91%    47,500        28,500
                                                --------- --------------
        Subtotal 2003                             401,972       382,972          6.72%

   Cielo Vista Mall          07/01/04     8.13%     2,323         2,323
   College Mall              07/01/04     7.00%    43,429        43,429
   Greenwood Park Mall       07/01/04     7.00%    36,374        36,374
   Tippecanoe Mall           07/01/04     8.45%    47,556        47,556
   Towne East Square         07/01/04     7.00%    57,419        57,419
                                                --------- --------------
        Subtotal 2004                             187,101       187,101          7.38%

   Melbourne Square          02/01/05     7.42%    40,214        40,214
                                                --------- --------------
        Subtotal 2005                              40,214        40,214          7.42%

   Treasure Coast Sq         01/01/06     7.42%    54,581        54,581
                                                --------- --------------
        Subtotal 2006                              54,581        54,581          7.42%

   Cielo Vista Mall          05/01/07     9.25%    56,329        56,329
   Irving Mall (2)           05/01/07     9.25%    43,375        43,375
   McCain Mall               05/01/07     9.25%    26,304        26,304
   Valle Vista Mall          05/01/07     9.25%    34,837        34,837
   University Park Mall      10/01/07     7.43%    59,500        35,700
                                                --------- --------------
        Subtotal 2007                             220,345       196,545          8.92%

         Subtotal 2008-2010                             0             0

   Randall Park              01/01/11     9.25%    34,269        34,269
                                                --------- --------------
        Subtotal 2011                              34,269        34,269          9.25%

   Windsor Park Mall         05/01/12     8.00%     8,951         8,951
                                                --------- --------------
        Subtotal 2012                               8,951         8,951          8.00%

   O'Hare International      12/31/13     7.50%    27,500        27,500
                                                --------- --------------
        Subtotal 2013                              27,500        27,500          7.50%

        Subtotal 2014                                   0             0

   Terrace @ Florida Mall    05/15/15     8.44%     4,688         4,688
   Chesapeake Center         05/15/15     8.44%     6,563         6,563
   Grove @ Lakeland Sq       05/15/15     8.44%     3,750         3,750
                                                --------- --------------
        Subtotal 2015                              15,001        15,001          8.44%

         Subtotal 2016-2025                             0             0

   Sunland Park Mall         01/01/26     8.63%    40,149        40,149
                                                --------- --------------
        Subtotal 2026                              40,149        40,149          8.63%

                                                --------- -------------- --------------
   Total Consolidated
            Fixed Rate Debt                     2,441,990     2,389,852          7.76%
                                                ========= ============== ==============


Consolidated Properties
Variable Rate Debt:

   Eastland Mall             11/01/97     6.94%    30,000        30,000
                                                --------- --------------
        Subtotal 1997                              30,000        30,000          6.94%

   Lincolnwood Town Ctr      01/31/98     6.91%    63,000        63,000
   East Towne Mall           09/29/98     6.79%    55,000        55,000
   Eastgate Consumer         12/31/98     6.50%    25,429        25,429
   Riverway                  12/31/98     6.38%    85,571        85,571
   Riverway                  12/31/98     6.38%    45,879        45,879
                                                --------- --------------
        Subtotal 1998                             274,879       274,879          6.59%

        Subtotal 1999                                   0             0

   Jefferson Valley Mall     01/12/00     6.05%    50,000        50,000
   The Forum Shops           02/23/00     6.56%   100,000        59,525
   The Forum Shops           02/23/00     7.59%    22,716        12,494
   Trolley Square            07/23/00     7.03%     4,641         4,177
   Trolley Square            07/23/00     7.03%     3,500         3,150
                                                --------- --------------
        Subtotal 2000                             180,857       129,346          6.49%

   Crystal River             01/01/01     6.75%    16,000        16,000
   Securitized Debt Fin (1)  03/01/01     5.31%    87,200        87,200
   Mainland Peripheral       12/31/01     6.75%     1,290         1,290
                                                --------- --------------
        Subtotal 2001                             104,490       104,490          5.55%

   Mall of the Mainland      03/31/02     6.75%    40,706        40,706
   Highland Lakes Plaza      03/31/02     6.25%    14,377        14,377
   Mainland Crossing         03/31/02     6.25%     2,226         2,226
                                                --------- --------------
        Subtotal 2002                              57,309        57,309          6.61%

                                                --------- -------------- --------------
   Total Consolidated
         Variable Rate Debt                       647,535       596,024          6.41%
                                                ========= ============== ==============

   Total Consolidated
                 Properties                     3,089,525     2,985,876          7.49%
                                                ========= ============== ==============


Joint Venture Properties
Fixed Rate Debt:

   Aventura Mall             05/01/97     7.00%     2,500           833
   Century III Mall          12/01/97     7.00%       519           260
                                                --------- --------------
        Subtotal 1997                               3,019         1,093          7.00%

         Subtotal 1998-1999                            0             0

   Northfield Square         04/01/00     9.50%    24,596        24,596
   Coral Square              12/01/00     7.40%    53,300        26,650
                                                --------- --------------
        Subtotal 2000                              77,896        51,246          8.41%

        Subtotal 2001                                   0             0

   Palm Beach Mall           12/15/02     8.21%    52,179        26,090
                                                --------- --------------
        Subtotal 2002                              52,179        26,090          8.21%

   The Avenues               05/15/03     8.36%    59,051        14,763
   Century III Mall          07/01/03     6.78%    66,000        33,000
   Lakeland Square           12/22/03     7.26%    53,300        26,650
                                                --------- --------------
        Subtotal 2003                             178,351        74,413          7.27%

        Subtotal 2004                                   0             0

   Cobblestone Court         11/30/05     7.22%     6,180         2,163
   Crystal Court             11/30/05     7.22%     3,570         1,250
   Fairfax Court             11/30/05     7.22%    10,320         2,709
   Gaitway Plaza             11/30/05     7.22%     7,350         1,715
   Ridgewood Court           11/30/05     7.22%     7,980         2,793
   Royal Eagle Plaza         11/30/05     7.22%     7,920         2,772
   The Plaza at Buckland     11/30/05     7.22%    17,680         6,188
   The Yards Plaza           11/30/05     7.22%     8,270         2,895
   Village Park Plaza        11/30/05     7.22%     8,960         3,136
   West Town Corners         11/30/05     7.22%    10,330         2,411
   Westland Park Plaza       11/30/05     7.22%     4,950         1,155
   Willow Knolls Court       11/30/05     7.22%     6,490         2,272
   Seminole Towne Center     12/27/05     6.88%    70,500        31,725
                                                --------- --------------
        Subtotal 2005                             170,500        63,183          7.05%

   Great Northeast Plaza     06/01/06     9.04%    17,940         8,970
   Smith Haven Mall          06/17/06     7.86%   115,000        28,750
                                                --------- --------------
        Subtotal 2006                             132,940        37,720          8.14%

         Subtotal 2007-2016                             0             0

                                                --------- -------------- --------------
        Total Joint Venture
            Fixed Rate Debt                       614,885       253,744          7.67%
                                                ========= ============== ==============


Joint Venture Properties
Variable Rate Debt:

   Aventura Mall             03/01/97     8.25%     3,563         1,188
   Aventura Mall             05/01/97     9.50%     6,700         2,233
                                                --------- --------------
        Subtotal 1997                              10,263         3,421          9.07%

   Aventura Mall             08/08/98     6.43%   100,000        33,333
   Florida Mall              12/01/98     5.72%    75,000        37,500
                                                --------- --------------
        Subtotal 1998                             175,000        70,833          6.05%

   Stratosphere (3)          03/13/99     7.62%    15,749         7,874
   Indian River Mall         03/29/99     7.29%    37,723        18,862
   Ontario Mills (3)         05/07/99     8.20%    77,637        19,409
   Lakeline Mall             05/16/99     6.03%    68,515        34,257
                                                --------- --------------
        Subtotal 1999                             199,624        80,402          7.01%

        Subtotal 2000                                   0             0

   The Source                07/16/01     7.32%    62,032        31,016
                                                --------- --------------
        Subtotal 2001                              62,032        31,016          7.32%

        Subtotal 2000                                   0             0

   Circle Centre             12/05/03     6.31%    60,000         8,802
                                                --------- --------------
        Subtotal 2003                              60,000         8,802          6.31%


                                                --------- -------------- --------------
   Total Joint Venture
         Variable Rate Debt                       506,919       194,474          6.71%
                                                ========= ============== ==============

   Total Joint Venture
                 Properties                     1,121,804       448,218          7.26%
                                                ========= ============== ==============

   Total Mortgage Debt                          4,211,329     3,434,094          7.46%
                                                ========= ============== ==============

Unsecured Debt
Fixed Rate Debt:
   SDG, LP (PATS)            11/15/03     6.75%   100,000       100,000
                                                --------- --------------
        Subtotal 2003                             100,000       100,000          6.75%

   SDG, LP (Bonds)           11/15/06     6.88%   250,000       250,000
                                                --------- --------------
        Subtotal 2006                             250,000       250,000          6.88%

                                                --------- -------------- --------------
   Total Unsecured Fixed Rate Debt                350,000       350,000          6.84%
                                                ========= ============== ==============

Corporate Credit Facility
Variable Rate Debt:
   SPG, LP                   09/27/99      6.43%  230,000       230,000
                                                --------- --------------
        Subtotal 1999                             230,000       230,000          6.43%

                                                --------- -------------- --------------
   Total Corporate Credit
  Variable Rate Debt                              230,000       230,000          6.43%
                                                ========= ============== ==============


   (1)  Secured by 17 DRC Portfolio centers.
   (2)  Paid January 31, 1997.
   (3)  Two one-year options exist to extend maturity.



       21-26 of 38
=========================================================================

SIMON DeBARTOLO GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of December 31, 1996
(In thousands)

                                                                                                            Terms of
                                                               Combined                                     Interest
                                          Principal  Combined  Share of  Interest     Terms of                Rate
         Property          Maturity        Balance   Ownership   Loan      Rate       Variable             Protection
           Name              Date         12/31/96       %      Balance  12/31/96       Rate               Agreement
-------------------------- --------       ---------  --------- --------  --------  --------------      ------------------

Consolidated Properties

Variable Rate Debt:

Eastland Mall              11/01/97          30,000     100.0%    30,000    6.94%  LIBOR + 1.50%   LIBOR swapped at 5.15%
                                                                                                   through maturity; lender
                                                                                                   has right to cancel swap
                                                                                                   effective 1/1/97 (Lender
                                                                                                   cancelled swap effective
                                                                                                   1/1/97)
Lincolnwood Town Ctr       01/31/98          63,000     100.0%    63,000    6.91%  LIBOR + 1.25%

East Towne Mall            09/29/98          55,000     100.0%    55,000    6.79%  LIBOR + 1.125%
Eastgate Consumer          12/31/98          25,429     100.0%    25,429    6.50%  LIBOR + 1.50%   LIBOR capped at 5.0%
                                                                                                   through maturity
Riverway                   12/31/98          85,571     100.0%    85,571    6.38%  LIBOR + 1.375%  LIBOR capped at 5.0%
                                                                                                   through maturity
Riverway                   12/31/98          45,879     100.0%    45,879    6.38%  LIBOR + 1.375%  LIBOR capped at 5.0%
                                                                                                   through maturity

Jefferson Valley Mall      01/12/00          50,000     100.0%    50,000    6.05%  LIBOR + .55%    LIBOR capped at 8.7%
                                                                                                   through maturity
The Forum Shops            02/23/00         100,000      59.5%    59,525    6.56%  LIBOR + 1.00%   See Footnote 2
The Forum Shops            02/23/00          22,716      55.0%    12,494    7.59%  LIBOR +
                                                                                   1.8125%
Trolley Square             07/23/00           4,641      90.0%     4,177    7.03%  LIBOR + 1.50%
Trolley Square             07/23/00           3,500      90.0%     3,150    7.03%  LIBOR + 1.50%

Crystal River              01/01/01          16,000     100.0%    16,000    6.75%  LIBOR + 2.00%   See Footnote 3
Securitized Debt Fin       03/01/01          87,200     100.0%    87,200    5.31%  LIBOR + .56%    See Footnote 3
Mainland Peripheral        12/31/01           1,290     100.0%     1,290    6.75%  LIBOR + 2.00%   See Footnote 3
Mall of the Mainland       03/31/02          40,706     100.0%    40,706    6.75%  LIBOR + 2.00%   See Footnote 3
Highland Lakes Plaza       03/31/02          14,377     100.0%    14,377    6.25%  LIBOR + 1.50%   See Footnote 3
Mainland Crossing          03/31/02           2,226     100.0%     2,226    6.25%  LIBOR + 1.50%   See Footnote 3
                                          ---------             --------

Total Consolidated
 Properties                                 647,535              596,024
                                          =========             ========

Corporate Credit Facility:
SPG, L.P.                  09/27/99         230,000              230,000    6.43%  LIBOR + .90%    On March 13, 1996, the
                                          ---------             --------                           Operating Partnership entered
                                                                                                   into a two-year cap agreement
                                                                                                   in the amount of $100 million.
                                                                                                   The Operating Partnership may
                                                                                                   elect to use this cap on any
                                                                                                   wholly owned variable-interest-
                                                                                                   rate debt.  The LIBOR cap may
                                                                                                   fluctuate through March 13,
                                                                                                   1997.  LIBOR is initially
                                                                                                   capped at 7.5% through
                                                                                                   maturity, however, if LIBOR
                                                                                                   should equal or exceed 8.75%
                                                                                                   between monthly reset dates,
                                                                                                   then LIBOR would be capped at
                                                                                                   8.5% for that period only.

Total Corporate Credit
Facility                                     230,000             230,000
                                          ==========             =======

Joint Venture Properties:

Aventura Mall              03/01/97           3,563      33.3%     1,188    8.25%  Prime Rate      (1)
Aventura Mall              05/01/97           6,700      33.3%     2,233    9.50%  Prime + 1.25%
Aventura Mall              08/08/98         100,000      33.3%    33,333    6.43%  Bank of Tokyo   See Footnote 3
                                                                                   CD rate + .90%
Florida Mall               12/01/98          75,000      50.0%    37,500    5.72%  30-day          See Footnote 3
                                                                                   Commercial
                                                                                   paper rate +
                                                                                   0.75%

Stratosphere               03/13/99  (4)     15,749      50.0%     7,874    7.62%  LIBOR + 2.00%   (1)
Indian River Mall          03/29/99          37,723      50.0%    18,862    7.29%  LIBOR + 1.25%
Ontario Mills              05/07/99  (4)     77,637      25.0%    19,409    8.20%  LIBOR + 2.75%   (1)
Lakeline Mall              05/16/99          68,515      50.0%    34,257    6.03%  LIBOR + .375%
The Source                 07/16/01          62,032      50.0%    31,016    7.32%  LIBOR + 1.7%
Circle Centre              12/05/03          60,000      14.7%     8,802    6.31%  LIBOR + 0.7%    (Loan refinanced 2/18/97 at
                                                                                                   LIBOR + .44% with a maturity
                                                                                                   of 1/31/2004)

                                          ---------             --------
Total Joint Venture
Properties                                  506,919              194,474
                                          =========             ========

Total Variable Mortgage
and Other Indebtedness                    1,384,454            1,020,498
                                          =========             ========


Footnotes:
(1) Rate can be reduced
    based upon project
    performance.
(2) Cap agreement was
    made on $89,000 of
    total loan balance;
    LIBOR capped @ 7%
    through
    12/23/96;however if
    LIBOR should
    increase more than
    0.6% between
    monthly reset
    dates, the cap will
    be increased by
    0.25%, but shall
    not exceed 8.25%.
(3) There exists a swap
    with the following
    terms:  LIBOR fixed
    at 4.75% on
    approximately $218
    million of debt
    through April 1997;
    LIBOR fixed at
    5.71% on $87.2
    million of debt
    from May 1997
    through April 2001.
    These swaps have a
    maximum protection
    on LIBOR of 8.44%.
    To obtain the swap,
    the Company
    "assigned" existing
    interest rate caps
    (all expiring in
    April 1997) to an
    unrelated third
    party.  An interest
    rate cap was also
    purchased which
    limits LIBOR to
    8.44% on $87.2
    million of debt
    from May 1996
    through March 2001
    in order to provide
    protection in the
    event LIBOR exceeds
    8.44%.
(4) Two one-year
    options exist to
    extend maturity.
(5) The following table
    summarizes variable
    rate debt as
    follows:

                                        Total        SDG Share
                                      ---------      ---------
     Swapped debt                       248,000        248,000
     Capped debt "in the money"         156,879        156,879
     Other hedged variable rate debt    239,000        202,955
     Unhedged variable rate debt        740,575        412,664
                                      ---------      ---------
                                      1,384,454      1,020,498
                                      =========      =========

       27-28 of 38
=========================================================================



  SIMON DeBARTOLO
       GROUP
  New Development
    Activities
As of December 31,
       1996

                                                   Non-Anchor
                       SDG      Actual/ Projected  Sq.Footage
       Mall/        Ownership  Projected Cost (in   Leased/     GLA
     Location       Percentage Opening   millions) Committed  (sq.ft.)
                                                      (1)

     Projects Under
       Construction

Indian River           50%       3/97      $8        97%       265,000
Commons
Vero Beach, FL

Anchors/Major Tenants: Home-Place, Lowe's, Office Max, Service Merchandise


The Mall at the        50%       8/97     $150       73%       730,000
Source
Long Island, NY

Anchors/Major Tenants: Fortunoff, Nordstrom Rack, Off 5th-Saks Fifth
                       Avenue Outlet, Cheesecake Factory, Rainforest Cafe, Just for Feet, Bertolini's, Loehmann's, Old Navy, Virgin Megastore


Arizona Mills         25% (3)    11/97    $184       (2)     1,230,000
Tempe, Arizona

Anchors/Major Tenants:  Oshmans Supersport, Off 5th-Saks Fifth Avenue
                        Outlet, Burlington Coat Factory, Harkins
                        Theater, Mikasa, JCPenney Outlet, Linens'N
                        Things, Rainforest Cafe, GameWorks, Hi Health


Grapevine Mills        38%       10/97    $202       (2)     1,480,000
Grapevine, TX
(Dallas/Ft. Worth)

Anchors/Major Tenants:  Books-A-Million, Burlington Coat Factory,
                        Off 5th-Saks Fifth Avenue Outlet, Group USA,
                        Rainforest Cafe, Bed Bath & Beyond, AMC
                        Theatres, GameWorks, American Wilderness,
                        JCPenney Outlet

Shops at Sunset        75%       9/98     $143       (2)       500,000
Place
South Miami, FL

Anchors/Major Tenants:    AMC 24 Theatre, NIKETOWN, Barnes & Noble,
                          IMAX Theatre, Virgin Megastore Z Gallerie
                          Twin Palms, GameWorks



     Projects Under
        Development

Lakeline Plaza         50%     Phase I-    $39       (2)       391,000
Austin, TX                       5/98
                               Phase II-
                                  11/98

Anchors/Major Tenants:   Office Max, Toys "R" Us, Linens'N Things, TJMaxx,
                         Old Navy


Muncie Plaza           100%     Spring     $15       (2)       200,000
Muncie, IN                       1998


Anchors/Major Tenants:   Kohl's, TJMaxx, Office Max

(1)  As of February 28, 1997.
(2)  Leasing still in preliminary stage.
(3) In January 1997, SDG acquired an additional 1.3% interest in Arizona Mills.



       29 of 38
=========================================================================
  SIMON DeBARTOLO
       GROUP
Renovation/Expansion
    Activities
As of December 31,
       1996

                                                                         Total
                         SDG                    Projected             Existing
       Mall/          Ownership   Anticipated      Cost       Year      GLA
     Location        Percentage    Completion      (in        Built   (sq. ft.)
                                                millions)

     Projects Under
       Construction

The Florida Mall         50%         11/96         $104       1986    1,119,726
Orlando, FL                        (Phase I)
(Expansion)                       Winter 1998
                                   (Phase II)

           Scope of      Phase I
      Construction:     includes
                             the
                     addition of
                      Saks Fifth
                         Avenue;
                        Phase II
                        includes
                     addition of
                     200,000 sq.
                             ft.
                        Burdines
                     and 180,000
                      sq. ft. of
                      shops with
                      expansions
                       to Sears,
                       JCPenney,
                      Dillard's,
                     and Gayfers


 The Forum Shops at      55%          8/97         $89        1992      242,031
            Caesars
Las Vegas, NV
(Expansion)

           Scope of  Addition of
      Construction:  235,000 sq.
                             ft.
                      (including
                     mezzanine),
                      95% leased
                             and
                      committed;
                         tenants
                         include
                          Virgin
                        Records,
                             FAO
                        Schwarz,
                      Cheesecake
                     Factory and
                        NIKETOWN


Aventura Mall           33.3%        12/97         $91        1983      987,294
Miami, FL
(Expansion)

           Scope of   Additions
      Construction:  of 252,000
                       sq. ft.
                     Bloomingdal
                        e's,
                     255,000 sq.
                       ft. of
                        small
                       shops,
                     77,948 sq.
                       ft. AMC
                       Theatre
                       with 24
                      screens,
                     new parking
                     deck, Sears
                     37,000 sq.
                         ft.
                     expansion,
                      Lord and
                       Taylor
                     28,000 sq.
                         ft.
                     expansion,
                      JCPenney
                     60,000 sq.
                         ft.
                     expansion,
                     and Macy's
                     45,000 sq.
                         ft.
                      expansion






     Projects Under
        Development

North East Mall         100%          1999         $150       1971    1,141,585
Hurst, TX
(Renovation/Expansion)

           Scope of    Additions
      Construction:    of second
                           level
                      consisting
                      of 200,000
                     square foot
                      small shop
                      expansion,
                     160,000 sq.
                             ft.
                       Nordstrom
                         and one
                      additional
                      department
                          store.
                          Anchor
                     expansions/
                     renovations
                              of
                      Dillard's,
                          Sears,
                      Montgomery
                       Ward, and
                        JCPenney
                             and
                     addition of
                               a
                     freestandin
                               g
                     entertainme
                     nt complex.


Mission Viejo Mall      100%          1999         $100        1979     816,815
Mission Viejo, CA
(Renovation/Expansion)

           Scope of    Additions
      Construction:   of 180,000
                         sq. ft.
                      Nordstrom,
                     130,000 sq.
                          ft. of
                           small
                          shops,
                      renovation
                        with new
                     food court,
                          Macy's
                      60,000 sq.
                             ft.
                      expansion,
                      Montgomery
                            Ward
                       recapture


       30 of 38

=========================================================================
                             SIMON DeBARTOLO GROUP
                     Other Renovation/Expansion Activities
                          Projects Under Construction



               Anticipated
Name/Location   Completion         Scope of Construction


Smith Haven Mall   3/97          JCPenney will replace Steinbachs
Long Island, NY


St. Charles Towne  4/97          Kohl's 100,000 sf addition
 Center
Waldorf, MD


Lafayette Square   7/97          Remodel with new food court; new
Indianapolis, IN                 Waccamaw; L.S. Ayres expansion


Orange Park Mall   8/97          24 screen theatre addition
Jacksonville, FL


Alton Square      10/97          New Sears; renovation
Alton, IL


Chautauqua Mall   11/97          Remodel with new food court;
Jamestown, NY                    Woolworth recapture; new JCPenney
                                 and Bon-Ton

East Towne Mall   11/97          Renovation of "O" section and
Knoxville, TN                    expansion of existing cinema


Northgate Mall    11/97          Renovation with new food court
Seattle, WA


Richmond Square   11/97          New Dillard's; food cluster and
Richmond, IN                     renovation


Southern Park     11/97          Remodel with new food court; GLA
 Mall                            expansion; new cinema
Youngstown, OH


West Town Mall     3/98          New cinema; new parking deck
Knoxville, TN

(1)  Total anticipated cost of the above projects is $112 million.

       31 of 38
=========================================================================
                             SIMON DeBARTOLO GROUP
                             Capital Expenditures
                    For the Year Ended December 31, 1996(1)


                                 (In millions)


                                         Joint Venture Properties
                           Consolidated                 SDG's
                            Properties        Total     Share

Acquisitions                    $56.1           $4.1       -

New Developments                 80.1          215.0     $88.5

Renovations and Expansions       86.3           10.8       6.2

Tenant Allowances-Retail         24.0            2.9       0.9

Tenant Allowances-Office          6.1(2)         -         -

Capital Expenditures
   Recovered from Tenants        11.4            1.1       0.3

Other (3)                         3.5            1.0       0.3


Totals                         $267.5         $234.9     $96.2








(1)Not adjusted to give effect to the Merger prior to August 9, 1996, i.e. includes only SPG costs prior to Merger.
(2)Includes $3.3 million in tenant improvements to be paid over a 7-year period: $500,000/year from 1996 to 2000 and $400,000 to be paid in 2001 and 2002.
(3)Primarily represents capital expenditures not recovered from tenants.

       32 of 38
=========================================================================
                             SIMON DeBARTOLO GROUP
                       Gains on Sales of Peripheral Land
                          As of December 31, 1996(1)


                                 (In millions)



                                          Year Ended
                                         December 31,
                                      1996           1995

Consolidated Properties               $7.2           $2.8

SDG's Share of Joint Venture
 Properties                            2.0           1.5


Totals                                $9.2           $4.3



(1) Not adjusted to give effect to the Merger prior to August 9, 1996, i.e. includes only SPG gains prior to Merger.

       33 of 38
=========================================================================


David Simon:
Welcome to our year-end earnings teleconference. With me are Rick Sokolov and Steve Sterrett. Today we are going to give a brief overview of year-end operational and financial results. We will update you on the projects that opened during the fourth quarter and the current status of our development and redevelopment activities. We will also provide a brief overview of financing activities.

First let me state that, given the activity level we encountered last year, we are very pleased with our results. It was a yeomen's effort on behalf of the company to not only hit our numbers, but to also successfully manage integration. We were also able to maintain our development and redevelopment schedule without missing a beat. Overall, we are very pleased as to where the company is positioned, not only for 1997, but for the future.

The company's share of FFO for the year was $172.5 million, an increase of 46% over 1995. The increase on a per share basis was 9.3%, to $2.34 per share from $2.14, based upon the new definition of FFO. The company's share of FFO for the quarter was $66.2 million, an increase of 79.4%. This was a 9.5% increase on a per share basis from $0.63 in the fourth quarter of 1995, to $0.69 in the fourth quarter of 1996. On a per share basis, the sum of our quarterly results exceeded our annual results by $0.04. This is due to the relationship between the seasonal nature of the income stream in the regional mall business and our issuance of additional shares in 1996 to consummate the merger.

The following operational statistics are reported on a combined basis for the Simon and DeBartolo portfolios. We will be issuing our traditional 8-K which will provide the Simon and DeBartolo portfolio information separately and on a combined basis. This information will be forthcoming in the next couple of weeks.

Our regional mall occupancy was 84.7%, down eight tenths of one percent from a year ago. Again, the major factor influencing this was the fallout from 1995 and 1996 tenant bankruptcies. We lost 1.2 million square feet (approximately 4% of our small shop GLA) due to bankruptcies. For 1997, we anticipate a lower loss of square footage due to bankruptcies than was incurred in 1995 and 1996.

We are very pleased with our overall leasing activity in 1996. We leased over 5 million square feet in the combined portfolio. We have a very strong backlog in our system today, and I think that as we begin to process more leases and continue to integrate the Simon and DeBartolo leasing personnel, there is more productivity that we can expect, above and beyond the 5 million square foot level experienced in 1996.

There are many benefits available to us as our redevelopment projects are completed. Tenant allowances paid on the operational side of the total portfolio went from $24 million in 1995 to $28 million in 1996, even though we had 5 million square feet of productivity. We were able to significantly increase our leasing productivity without materially increasing our tenant allowance numbers. Our average base rent grew in the regional mall portfolio to $20.68, up 7.8% from $19.18 one year ago. Our releasing spreads were just short of $5.00 at $4.86, which represents a 25.9% spread. Our occupancy cost decreased slightly to 11.4% which we believe was primarily a factor of the tremendous growth in sales in our malls. Total sales volume in our regional malls was $6.47 billion, up 6.1% from $6.1 billion in 1995. On a per square foot basis, we averaged $290 per square foot, an increase of 5.9%, which had a tremendous impact on our ability to maintain occupancy costs. At the same time, we were able to increase our base rents.

We had very impressive growth of 7.2% in our comparable sales per square foot. We believe these sales gains are among the strongest in the industry and are reflective of our retenanting efforts which focus on strong growth performers and the elimination of poor performing tenants. We have been doing a lot of business with the Gap, The Buckle, Gadzooks, Pacific Sunwear, Bath and Body, Finish Line and Victoria's Secret, which are among the highest producing tenants. This sales momentum will translate to leasing momentum going into 1997.

On the 1996 operational side, we maintained our occupancy cost level and completed a significant amount of leasing activity. While we did have a set-back in occupancy as a result of bankruptcies, I think we are poised to make it up in 1997 and increase our occupancy. Our redevelopment activity is moving forward and the integration process is virtually complete, except for certain back office functions that will be integrated by the end of the second quarter. I am pleased with our position going forward. With that said, I'll turn it over to Rick to give you an update on the development side.

Rick Sokolov
We tried to give you a substantial amount of detail in the press release and will give you still more detail in the 8-K. The 4th quarter of 1996 was very active. We opened our first venture with Mills in Ontario (Los Angeles). This
1.3 million square foot mall has been very well received. We are very excited about our Mills ventures, and I think you'll see that we are expanding that relationship.

On November 15, 1996, we opened Indian River Mall in Vero Beach. This 860,000 square foot super regional mall is anchored by Burdines, Dillards, Sears, JCPenney and a 24 screen AMC Theater that is opening in March of this year. This continues our very strong belief in the state of Florida and our commitment to that state. We are now the owners or managers of 30 malls and community centers in this high growth state. Indian River is performing to our expectations and was approximately 85% leased and committed at December 31.

The third project opened in the last quarter was the Tower Shops. This is the retail component of the Stratosphere, distinct from the casino and hotel complex. Obviously there have been documented troubles of the overall project, but our small retail component has been very successful. Sales were trending at $540 per square foot, and it is 94% leased. The recent prepackaged bankruptcy of Stratosphere Corporation had no adverse impact on our project, and we're hopeful that Tower Shops will help revitalize the overall project.

The new development pipeline continues to be very strong. In 1997, we will open Indian River Commons which is right next to our new mall in Vero Beach. This 265,000 square foot community center is anchored by Lowes. We have the Source opening in Long Island, which is a 730,000 square foot specialty center being built adjacent to a highly productive Fortunoff. We will open two Mills projects: Arizona Mills in Tempe and Grapevine Mills in the suburbs of Dallas/Fort Worth, expanding on our relationship with The Mills Corporation. The pre-leasing activity on all projects has been very encouraging.

In 1998, we are opening the Shops at Sunset Place. This is a 500,000 square foot specialty center in South Miami, which was also substantially pre-leased before construction started. It features marquis restaurants, a large theater and signature retailers.

Finally, we've got three community and power centers in the final stages of predevelopment in Austin, Texas; Muncie, Indiana; and Hurst, Texas. Each of these is adjacent to our existing regional malls.

We continue to spend a lot of capital in making our portfolio better by increasing the market share of our properties. We have over 30 projects under construction or in the final stages of pre-construction development at this time. Rather than going into detail on all of them, I just wanted to highlight several of the major ones that are happening in premier centers in the United States.

 * The Forum Shops at Caesars is being expanded by 235,000 square feet, opening in September.
 * At Florida Mall in Orlando, we're opening an additional department store, 180,000 square feet of small shops and all of our department stores are expanding. This expansion activity follows the opening of Saks which opened in November of last year.
 * We're in the process of adding Bloomingdale's at Aventura Mall in Miami, along with 255,000 square feet of small shops, a 24 screen AMC theater, plus expansions of Macy's, JCPenney, Lord & Taylors, and Sears. Again, this is a mall with sales in excess of $550 per square foot.
 * Two other projects that are going to commence development in 1997 for openings in 1999 are: Mission Viejo Mall, in Mission Viejo, California, where we've already announced the addition of Nordstrom and substantial additional GLA, and North East Mall in the Dallas suburb of Hurst, where we are adding Nordstrom and another department store. It is important to point out that both North East and Mission Viejo have been substantially de-leased. Their occupancy and sales figures are below our mall portfolio averages in anticipation of substantial retenanting and remerchandising of these projects into dominant regional malls.

I'll go back to David to give you a little more information on our financing activities in the last quarter.

David Simon
As you know, we've been very active in 1996 with respect to our financing plan. I think that we've been the cognoscente of balancing balance sheet and growth. We issued $350 million of unsecured debt as well as $200 million of perpetual preferred stock. Both of these offerings were extremely well-received, and we were very aggressive in pricing hurdles.

We also continue to be very aggressive in refinancing our existing secured debt. Given our position and size in the industry, we have significant avenues of access to capital that we think are unequaled in the industry. We are currently in the final stages of implementing a $300 million medium-term note program that should be in place at the end of February. We will look to complete two major financings in 1997, both of which are in the several hundred million dollar range and will add to our overall FFO growth.

Before I open the call to questions, let me just say that 1996 was a very gratifying year. A very hard year in terms of work efforts, but we are very pleased with the performance both financially and in our operating performance. Obviously, we did take a hit in occupancy as a direct result of the bankruptcy situation, which was not uncommon in the industry. However, we believe that with our 1997 focus and our momentum in terms of sales growth, we'll be able to increase occupancy from 1996 levels.

Now that we've had seven months of operations after the merger, we're firmly convinced that this was a transaction that will add significant value to our shareholders; and we expect solid returns in the future as we continue to finalize the integration and increase the performance at the portfolio level. As I said , we are virtually finished with all of the integration activities, except for certain support functions that will be completed in the second quarter of 1997. We did this at a record pace, given the size of the transaction.

I think we will also see less turbulence in the retail world as compared to the 1995 and 1996 levels. There are many tenants that are in a major growth stage. I think the mall environment also has regained a tremendous amount of receptivity from big box tenants and theaters and entertainment resources. As you know, we have been the absolute leader in that whole area, and we will continue to take advantage of our position. We are working on several acquisition opportunities, and I think that you'll see certain announcements from us in that area in the future. We have also taken an aggressive review of certain assets that are no longer core and have certain assets that are in the
process of being disposed.   I think you'll see a narrowing of our focus and a
sale of certain non-core assets.

Size in our business, we believe, continues to be an absolute distinct competitive advantage. It gives us access to capital, it creates portfolio diversity, our risk is minimized in terms of any particular problems coming from one particular property. It solidifies and reinforces our tenant relationships because we are the largest landlord of most retailers in the mall industry, and it allows us to take advantage of certain strategic initiatives that we'll be able to capitalize on and generate income from in a meaningful
way based upon our 1.4 billion annual shopper visits.    There are a number of
models out there, outside of the traditional real estate industry, that I think you'll see SDG take advantage of given our purchasing power, as well as the ability to market directly to the ultimate consumer. We think that with our size and our strategy, we helped pioneer other efforts in our business that are being validated. We continue to see REIT's in other sectors look to size as an opportunity to grow shareholder value with examples being EQR in their acquisition of Wellsford, Beacon in the office sector, and Starwood in lodging. I also think the industry logic of size continues to be reinforced in corporate America. We expect to be the leader in that area again given the fact that 80% of our customer base, for all intensive purposes, comes from national accounts. We are happy with where we are and are poised to continue to grow the overall portfolio through better leasing and better redevelopment opportunities that exist and are embedded in our portfolio. We have a lot of initiatives in place, and we expect to continue the momentum.
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